Exhibit 99.4

Bank One stockholders can vote their shares over either the Internet or telephone. This eliminates the need to return the proxy/instruction card.

BANK ONE CORPORATION 1 BANK ONE PLAZA CHICAGO, ILLINOIS 60670	VOTE BY INTERNET — www.ProxyVote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/instruction card in hand when you access the web site, and follow the instructions provided on the website to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE — 800-693-3609
In the United States, Puerto Rico or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/instruction card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy/instruction card and return it in the postage-paid envelope we have provided or return it to Bank One Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your vote over the telephone or the Internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy/instruction card.

YOUR PROXY CARD ALSO PROVIDES VOTING INSTRUCTIONS FOR ANY SHARES HELD IN BANK ONE’S 401(k) PLAN OR OTHER STOCK OWNERSHIP PLAN. See back of card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK ONE CORPORATION

This proxy/instruction card, when properly executed, will be voted in the manner specified, but if no choice is specified on this card, it will be voted FOR Proposal 1 — Merger Proposal, Proposal 2 — Election of Directors, and Proposal 3 — Ratification of Appointment of Independent Auditor

1.	Proposal 1 — Merger Proposal	For ☐	Against ☐	Abstain ☐

2.	Proposal 2 — Election of Directors. The nominees are: 01) Bryan, 02) Burke, 03) Crown, 04) Dimon, 05) Fay, 06) Jackson, 07) Kessler, 08) Lipp, 09) Manoogian, 10) Novak, 11) Rogers, and 12) Stratton	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for a nominee(s), mark “For All Except,” and write the nominee’s number(s) on the line below.

3.	Proposal 3 — Ratification of Appointment of Independent Auditor	For ☐	Against ☐	Abstain ☐

The signer hereby revokes all proxies/instructions heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Please indicate if you plan to attend the meeting	Yes ☐	No ☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	--------------- Date

BANK ONE CORPORATION
Annual Meeting of Stockholders
[                ], 2004
[                ], Chicago Time
Auditorium
Bank One Corporation
1 Bank One Plaza
Chicago, Illinois 60670

ADMISSION TICKET

     This is your admission ticket for the Annual Meeting of Stockholders of BANK ONE CORPORATION to be held on [                ], [                ], 2004 at the Auditorium, Bank One Corporation, 1 Bank One Plaza, Chicago, Illinois 60670. Please detach and present this ticket and photo identification, such as a driver’s license, for admission to the Annual Meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

▲      PLEASE DETACH AND PRESENT THIS TICKET AND ID FOR ADMISSION TO THE ANNUAL MEETING     ▲

BANK ONE CORPORATION

PROXY/VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS, [                ], 2004

     The undersigned hereby appoints Joan Guggenheimer and Daniel P. Cooney, and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of BANK ONE CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bank One to be held on [                ], 2004, and any adjournments thereof, upon all matters that may properly come before the Meeting. This proxy/instruction card, when properly executed, will be voted in accordance with the instructions indicated on the proxy card by the undersigned stockholder and, in accordance with their judgment, by the persons named as proxies on all other matters. If no instructions are indicated on the proxy/instruction card, this proxy/instruction card will be voted FOR Proposal 1 — Merger Proposal, Proposal 2 — Election of Directors and Proposal 3 — Ratification of Appointment of Independent Auditor.

     THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS TO THE TRUSTEES OF ANY 401(k) PLAN OR OTHER STOCK OWNERSHIP PLAN MAINTAINED BY BANK ONE OR ITS SUBSIDIARIES FOR ALL SHARES HELD BY SUCH TRUSTEES THAT THE UNDERSIGNED IS ENTITLED TO VOTE.

Please date and sign on the reverse side and return promptly in the enclosed business reply envelope.

      If you are a stockholder of record and do not sign and return a proxy, or vote your shares over the telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted. If your shares are held by the trustees for a plan and your voting instructions are not timely received, the trustees of the plan will cause your shares to be voted in the same manner and proportion as the other shares of the plan for which timely instructions have been received.